Exhibit 99.1

USA Rare Earth Accelerates Mine-to-Magnet Strategy with the Transformative
Acquisition of Less Common Metals (LCM)

Establishes USAR as the Leading Scaled Rare Earth Metal and Alloy Manufacturer Outside of China with Leadership in Samarium, Samarium Cobalt and Neodymium Praseodymium Metals and Alloys

Secures Critical Link in USAR’s Supply Chain by Providing Rare Earth Metal and Strip Cast Alloy Capability and Ability to Make Metal from Recycled Rare Earth Oxides

Creates Unique Competitive Advantage and Accelerates USAR’s Revenue Generation Ability

Significant Revenue Synergies Provided by Access to an Expanded Global Customer Base, Important Supply Chain Relationships and Allied Governments

$125 Million Common Stock Equity Investment from Existing Shareholder Provides Capital to Expedite Growth Plans

USAR to Host Conference Call at 8:30am ET

STILLWATER, OK, September 29, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR” or the “Company”) today announced it has entered into a definitive agreement to acquire LCM, the world’s most established ex-China rare earth metal and alloy producer. The acquisition represents a significant acceleration of USAR’s mine-to-magnet strategy, establishing an end-to-end rare earth supply chain. LCM further secures USAR’s access to high-quality rare-earth metal and strip cast alloy for its global customers and the development of its Oklahoma magnet facility.

Under the terms of the agreement, USAR will acquire LCM for $100 million in cash and 6.74 million shares of USAR common stock.

LCM is a United Kingdom-based manufacturer of specialized rare earth metals and both cast and strip cast alloys. LCM holds a unique position as the only proven ex-China producer of both light and heavy rare earth permanent magnet metals and alloys at scale at its 67,000 square foot production facility in Cheshire, UK. It also benefits from an established supply of raw materials outside of China. Metals and alloys produced include Samarium, Samarium Cobalt, Neodymium Praseodymium, Dysprosium, Terbium, Yttrium, Gadolinium, and other critical rare earth metals and metal alloys. LCM is one of the few companies capable of processing metal oxide feedstocks from both mined and recycled sources.

“The acquisition of LCM is a bold and transformative leap forward for our Company and the domestic rare earth industry,” said Michael Blitzer, Chairman of USAR. “Midstream metal making is the linchpin of the global supply chain and LCM is the only proven ex-China producer of rare earth metal, alloys, and strip casting at scale. Over three decades, LCM has brought proven expertise and world-class capability and is the sole Western provider of critical defense materials such as Samarium Cobalt metal.”

Blitzer continued, “The combination of USAR-LCM will establish rare earth metal making in the United States for the first time in decades, as we move quickly to integrate these capabilities in Stillwater, OK to provide all of the feedstock for the buildout of our 5,000 ton magnet production facility. Our ambition is also to expand LCM’s capabilities in both the United Kingdom and Europe, supporting the broader ex-China industry with a wide range of defense and industrial applications.”

“This transaction completes our decades-long vision to establish an integrated rare earth supply chain,” said Grant Smith, Chairman of LCM. “USAR will be uniquely positioned in the ex-China rare earth magnet supply chain with both a large magnet facility in Oklahoma and mining rights to the Round Top Deposit of heavy rare earths in Texas. This business combination immediately positions the combined company to be a leader in the global rare earth industry, the only one with a true mine-to-magnet offering. We will be able to provide customers an end-to-end solution that is unrivalled outside of China. I’m excited to partner with USAR to further scale quickly and realize our ambitions.”

As a result of this transaction, LCM will be able to continue to expand and serve its global customer base with a broad portfolio of rare earth and critical metals and alloys, while also supplying Neodymium Iron Boron (NdFeB) metal and strip cast alloy to USAR’s Stillwater, Oklahoma magnet facility when it commences production. LCM’s metals and alloys are essential to the manufacturing of advanced magnets and the company supplies customers across defense, automotive, electric vehicle, industrial, and other sectors in the U.S., UK, France, Germany, Japan, and Taiwan.

Compelling Strategic Rationale

●	Access to Key Commercial, Industry and Government Relationships: Recently, LCM announced a planned expansion into France with anticipated support from the French government under the 2030 France investment plan. LCM was also recently awarded a grant from the DLA Troop Support, Philadelphia, PA and the Defense Logistics Agency, Ft. Belvoir, VA to expand its Samarium metal production capacity at its UK facility. LCM brings a strong network of leading and long-term customers, including key defense contractors, automotive manufacturers, and top global magnet manufacturers across Europe and the United States. LCM also maintains established government relationships with the United States, United Kingdom, France, Australia, and Japan, as well as global relationships with rare earth industry players, including raw feedstock providers that enable enhanced reliability of materials.

●	Brings Critical Rare Earth Metal and Metal Alloy Production and Strip Casting to USAR’s Platform: The acquisition secures a vital link in the end-to-end rare earth supply chain that USAR is developing by securing access to high-quality NdPr rare-earth metal alloys and strip cast for its magnet making facility in Oklahoma. High-quality rare-earth strip cast alloy is essential to magnet production. Without it the world will be unable to scale magnet production outside of China. With over three decades of expertise, LCM is ideally positioned to supply the world’s rapidly rising ex-China demand for rare earth metal alloys, providing USAR with a platform for growth in a market where demand is expected to outpace supply.

●	Provides USAR with Unique Assets and Competitive Advantages: LCM’s position as the only proven rare earth alloy and metal manufacturer and supplier of scale not under China’s control gives USAR a structural advantage over its peers in the magnet industry. USAR’s ability to now control its own rare earth metal inputs, as well as ensure that investments are made to support the growth of its magnet business, will enable the Company to deliver a lower risk and lower cost solution that is unique to the industry.

●	Adds Important Capability to Process Recycled Materials: LCM closes the loop for USAR’s in-house processing of recycled rare earths. LCM has the ability to process recycled rare earth oxides, which will enable USAR to reuse end of life magnets and its own swarf generated during magnet production. This will allow for a more sustainable manufacturing process while also providing access to alternative low-cost sources of feedstock.

The transaction is expected to close in the fourth quarter of calendar year 2025, subject to customary closing conditions, including regulatory approval in the UK.

Equity Investment

USAR has received a $125 million common equity investment from an existing shareholder at $15.00 per share. The net proceeds of the offering, combined with the Company’s current cash balance, will provide capital to execute the Company’s growth plans.

Analyst Conference Call

USAR will host a conference call today at 8:30am ET to discuss the acquisition. The conference call and related presentation will be accessible through a live webcast on the Company’s investor relations website at usare.com/investor-relations. A replay of the webcast will also be available on its website.

Transaction Advisors

Moelis & Company LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor for USAR. LCM was advised by Ellenoff, Grossman & Schole LLP.

Equity Investment Advisors

White & Case LLP is acting as legal advisor for USAR. Latham & Watkins LLP is acting as legal advisor to the placement agents. The placement agents for the Equity Investment were Cantor Fitzgerald, LP as lead left placement agent and Moelis & Company LLC.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is developing a rare earth sintered neo magnet (“NdFeB” or “neo”) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, AI Robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality neo magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.

About LCM

LCM is a UK-based manufacturer of complex alloy systems and metal products, specializing in rare earth elements. LCM holds a unique position as the only Western producer of both light and heavy rare earth permanent magnet metals and alloys with an established supply of raw materials outside of China. It was founded in 1992 and is globally recognized as a leader in the industry, serving a wide range of industries including aerospace, automotive, military and defense, and healthcare.

Forward-looking Statements

Certain matters discussed in this press release and on the conference call are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the benefits of the proposed transaction involving USAR and LCM, including without limitation expectations for future development, operations, business strategies, financial performance, sales and customers, and the expected timing and likelihood of completion of the proposed transaction. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: (1) risks related to the risk that the parties may be unable to obtain regulatory approvals required for the proposed transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); (2) the risk that an event, change or other circumstance could give rise to the termination of the proposed transaction; (3) the risk that a condition to closing of the proposed transaction may not be satisfied; (4) the risk of delays in completing the proposed transaction; (5) the risk that the businesses will not be integrated successfully or that the integration will be more costly or difficult than expected; (6) the risk that the synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; (7) the risk that any announcement relating to the proposed transaction could have an adverse effect on the market price of USAR’s common stock; (8) the risk of litigation related to the proposed transaction; (9) the diversion of management time from ongoing business operations and opportunities as a result of the proposed transaction; (10) the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (11) LCM’s ability to retain its customers and suppliers and the combined company’s ability to build or maintain relationships with customers and suppliers; (12) the Company’s ability to successfully develop its magnet production facility and the timing of expected production milestones; (13) competition in the magnet manufacturing industry; (14) the ability to grow and manage growth profitably; (15) the Company’s ability to build or maintain relationships with customers and suppliers; (16) the ability to attract and retain management and key employees; (17) the overall supply and demand for rare earth minerals; (18) the timing and amount of future production; (19) the costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan; (20) substantial doubt regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its third quarter 2025 Condensed Consolidated Financial Statements; (21) the timing of future cash flow provided by operating activities, if any; (22) the risk that the Round Top Deposit might not be able to be commercially mined and the Company’s ongoing exploration programs may not result in the development of profitable commercial mining operations; (23) the uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; and (24) transportation risks. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Investor Contacts:

Rob Steele

CFO

rob.steele@usare.com

Lionel McBee

VP, Investor Relations

IR@usare.com

Media Relations Contacts:

Tucker Elcock

Teneo

Tucker.Elcock@teneo.com

Brian Hyland

Cricket Public Relations

brian@cricketpr.com

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